UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALERE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALERE INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 7, 2017

This is a supplement (the “Supplement”) to the proxy statement dated June 6, 2017 (the “Proxy Statement”) of Alere Inc. (“Alere” or the “Company”) that was mailed to the Company’s stockholders in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on July 7, 2017 at 9:00 a.m., local time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019.

This Supplement is being provided to update certain information provided in the section of the Proxy Statement entitled “The Merger— Background of the Merger”.  The following disclosure supplements and is to be inserted after the final paragraph of the section entitled “The Merger— Background of the Merger” on page 39 of the Proxy Statement:

As discussed in detail in the section of this proxy statement entitled “The Merger—Regulatory Approvals Required for the Merger”, on January 25, 2017, the European Commission conditioned its decision to approve the merger on the divestiture of certain of the Company’s products.

On June 5, 2017, the Company was informed by a representative of Abbott that one of the potential divestiture buyers wanted J.P. Morgan to consider providing financing support to that buyer in connection with its bid for one of the product lines to be divested.  On June 13, 2017, the potential divestiture buyer sent a letter to Mr. Gregg J. Powers, Chairman of the Board, requesting that J.P. Morgan be permitted to participate in financing the divestiture transaction along with two other nationally recognized banks.  The potential divestiture buyer indicated that J.P. Morgan has served an important role in its financing activities in the past and knows the potential divestiture buyer well.

On June 15, 2017, the Board convened a special meeting to consider the request of the potential divestiture buyer that J.P. Morgan be permitted to participate in financing the divestiture transaction (it being understood that J.P. Morgan had not yet agreed to so participate).  The Board was informed that J.P. Morgan had indicated that it was not asking the Company to allow it to provide financing in connection with the divestiture and that the request was coming from the potential divestiture buyer, not J.P. Morgan. The Board was also informed of the approximate amount of the customary fee that the potential divestiture buyer proposed to pay J.P. Morgan in connection with providing its portion of the contemplated financing, which amount was less than $2 million.  Representatives of Paul, Weiss reviewed certain legal matters in connection with the Board’s consideration of the request and the Board considered the potential conflict that may arise in connection with J.P. Morgan’s provision of financing to the potential divestiture buyer.  Representatives of the potential divestiture buyer then joined for a portion of the meeting and reiterated the request regarding J.P. Morgan and the rationale for the request as set forth in the June 13 letter. The representatives of the potential divestiture buyer also stated that finding a source other than J.P. Morgan would delay a transaction with the potential divestiture buyer by a number of weeks and would introduce additional uncertainty into the potential divestiture buyer’s ability to secure committed financing for the acquisition.  Following their presentation, the representatives of the potential divestiture buyer left the meeting.  After further discussion, including consideration of the importance of helping to facilitate the divestiture process in the interest of closing the larger merger transaction, the Board approved a waiver of the potential conflict to permit J.P. Morgan to participate in the proposed financing.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere has filed relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s definitive proxy statement.  Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s definitive proxy statement, because they contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction.  Information about Alere’s directors and executive officers is set forth in Alere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on June 5, 2017, and the definitive proxy statement which was filed with the SEC on June 6, 2017. Information concerning the interests of Alere’s participants in the solicitation, which may, in some cases, be different than those of Alere’s stockholders generally, is set forth in the materials filed by Alere with the SEC, including the definitive proxy statement relating to the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and (ix) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the Securities and Exchange Commission on June 5, 2017) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.